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                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         GLOBAL IMAGING SYSTEMS, INC.

     This corporation was organized by filing its original Certificate of Incorporation under the name of "Global Imaging Systems Inc." with the Secretary of State of the State of Delaware on June 3, 1994. On January 8, 1998, this corporation filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which, among other things, changed its name to "Global Imaging Systems, Inc." This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW").

ARTICLE 1.  NAME

            The name of this corporation is Global Imaging Systems, Inc. (the "CORPORATION").

ARTICLE 2.  REGISTERED OFFICE AND AGENT

            The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE 3.  PURPOSE AND POWERS

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.
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ARTICLE 4.  CAPITAL STOCK

     4.1. AUTHORIZED SHARES

            The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 60,000,000, of which 50,000,000 shares shall be Common Stock, having a par value of $.01 per share ("COMMON STOCK"), and 10,000,000 shares shall be Preferred Stock, having a par value of $.01 per share ("PREFERRED STOCK").

     4.2. COMMON STOCK

            4.2.1.  RELATIVE RIGHTS

            The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish each series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

            4.2.2.  DIVIDENDS

            Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation (the "Board").

            4.2.3.  DISSOLUTION, LIQUIDATION, WINDING UP

            In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

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            4.2.4.  VOTING RIGHTS

            Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

     4.3. PREFERRED STOCK

            The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

     4.4. NO ACTION BY WRITTEN CONSENT

            No action that is required to be taken by stockholders at an annual or special meeting or that may be so taken shall instead be taken by written consent unless such written consent is obtained from the holders of at least three-fourths of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote on such action, including the holders of at least three-fourths of the shares of any class or series of stock entitled to vote on such action as a separate class.

ARTICLE 5.  BOARD OF DIRECTORS

     5.1. NUMBER; ELECTION; REMOVAL; VACANCIES

            The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three

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classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

            Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Subject to the rights of any holders of Preferred Stock, directors may be removed for cause only upon the affirmative vote of a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and may be removed without cause only upon the affirmative vote of at least three-fourths of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled only by resolution of the Board.

     5.2. MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

            The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

     5.3. LIMITATION OF LIABILITY

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

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provided that, to the extent required by the Delaware General Corporation Law, this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 6.  COMPROMISE OR ARRANGEMENTS

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 7.  AMENDMENT OF BYLAWS

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation. The bylaws of the Corporation may be adopted, amended or repealed by the stockholders of the Corporation only upon the affirmative vote of at least three-fourths of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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ARTICLE 8.  RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

            The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE 8. The affirmative vote of three-fourths of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, or adopt any provision inconsistent with, SECTION 4.4 OR ARTICLE 5, 7 OR 8 of this Amended and Restated Certificate of Incorporation.

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            IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of the Corporation pursuant to Section 245 of the Delaware General Corporation Law, does make, file and record this Amended and Restated Certificate of Incorporation and does hereby certify that the facts hereinabove stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this _____ day of _________, 1998.



                                         GLOBAL IMAGING SYSTEMS, INC.


                                         By:________________________________
                                            Thomas S. Johnson
                                            President

Attest:


_____________________________
Raymond Schilling
Secretary

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